Exhibit 99.1

TOYS“R”US, INC. REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2011

WAYNE, NJ (December 9, 2011) - Toys“R”Us, Inc. today reported financial results for the third quarter ended October 29, 2011.

Jerry Storch, Chairman and CEO, Toys“R”Us, Inc., stated, “During the third quarter, we prepared for the upcoming holiday season and took some important steps to position the company for long-term growth.”

“Recently, we acquired the majority stake in our operations in China and Southeast Asia, presenting what we believe will be a significant opportunity for the company. And, just two weeks ago, we opened our first store in Poland. International growth in new and emerging markets remains a key part of our overall business strategy.”

“At the same time, among our most important strategic priorities in the U.S. is creating new ways for customers to shop seamlessly between our online and bricks and mortar businesses, wherever, whenever, and however they choose. Important to increasing the depth of our omnichannel services, was the recent opening of our state-of-the-art ecommerce fulfillment center in Nevada, which provides increased capacity to meet the needs of our customers who shop online” concluded Mr. Storch.

Third Quarter Highlights

•
Net sales were $2,700 million, compared to $2,719 million in the prior year. The Learning and Core Toy categories continued to be strong, generating net sales growth of 3.8% and 2.7%, respectively. The Entertainment category (which includes video game hardware and software) was down 14.5%, reflecting overall softness across the video game industry. Excluding the Entertainment category, net sales increased 0.9%.

•	Comparable store net sales decreased by 2.2% in the Domestic segment and 3.9% in the International segment. Internet sales continued to be strong.

•	Gross margin dollars were $986 million, compared to $987 million in the prior year. Gross margin, as a percentage of net sales, was 36.5%, an increase of 0.2 percentage points.

•
Selling, general and administrative expenses (“SG&A”) were $973 million, compared to $957 million in the prior year. Excluding the impact of foreign currency translation of $22 million, SG&A decreased primarily as a result of a decrease in litigation settlement expenses for certain legal matters.

•	Operating loss was $75 million, compared to $62 million in the prior year. Adjusted EBITDA[1] was $36 million, compared to $49 million in the prior year.

•	Interest expense declined $52 million. The prior year period was higher primarily due to the write-off of deferred financing charges as a result of debt refinancings.

•
Net loss before income taxes improved by $39 million to a loss of $179 million, compared to a loss of $218 million in the prior year. Net loss after income taxes was $93 million, consistent with the same period last year and reflects a decrease in interest expense, which was offset by a decrease in income tax benefit and an increase in SG&A.

•
Foreign currency translation had the following impacts in the third quarter of fiscal 2011: Net sales were increased by $63 million, gross margin was increased by $24 million and SG&A was increased by $22 million. Foreign currency translation did not have a material impact on operating loss and net loss.

Note: All comparisons are versus the same period one year ago.

Liquidity and Capital Spending

The Company ended the quarter with total liquidity of $1.8 billion including cash and cash equivalents of $432 million and unused available lines of credit of $1,367 million. Stockholders' equity was $210 million, up from a deficit of $3 million in the prior year.

The Company's capital expenditure program is a key component of its long-term juvenile integration strategy, which integrates the toy and juvenile businesses into one store. Through the end of the third quarter of fiscal 2011, the Company invested $266 million primarily to convert, expand and remodel existing stores, open new stores and upgrade its information technology systems and capabilities, compared to $231 million in the prior year.

Subsequent Events

Subsequent to the end of the third quarter on October 31, 2011, the Company acquired a 70% ownership interest in Toys (Labuan) Holding Limited (“Labuan”) from Li & Fung Retailing Limited (“Li & Fung”) for a purchase price of approximately $80 million plus $5 million of contingent consideration. The terms of the agreement also provide us with the future option to acquire Li & Fung's 30% interest in the business and also provides Li & Fung the option to require us to buy their 30% interest in the business.

As of October 31, 2011, Labuan operated 90 Toys “R” Us retail stores in Brunei, China, Hong Kong, Malaysia, Singapore, Taiwan and Thailand. These stores are now considered part of our operated store count, bringing the total to more than 600 operated stores in our International business. Additionally, Labuan has sublicensed to a third party the right to operate stores in the Philippines and Macau, which are not included in the Company's operated store count.

The results of operations of Labuan will be included in our consolidated financial statements for fiscal 2011 from the date of acquisition. The Company does not expect this acquisition to have a material impact on our consolidated results of operations in fiscal 2011.

1 A detailed description and reconciliation of EBITDA and Adjusted EBITDA, and management's reasons for using these measures, are set forth at the end of this press release.

Further information regarding the Company's financial performance in the third quarter of fiscal 2011 is presented in its quarterly report on Form 10-Q, which was filed with the Securities and Exchange Commission on December 9, 2011.

About Toys“R”Us, Inc.
Toys“R”Us, Inc. is the world's leading dedicated toy and juvenile products retailer, offering a differentiated shopping experience through its family of brands. Merchandise is sold in 876 Toys“R”Us and Babies“R”Us stores in the United States and Puerto Rico, and in more than 600 international stores and over 140 licensed stores in 35 countries and jurisdictions. In addition, it exclusively operates the legendary FAO Schwarz brand and sells extraordinary toys in the brand's flagship store on Fifth Avenue in New York City. With its strong portfolio of e-commerce sites including Toysrus.com, Babiesrus.com, eToys.com and FAO.com, it provides shoppers with a broad online selection of distinctive toy and baby products. Headquartered in Wayne, NJ, Toys“R”Us, Inc. employs approximately 70,000 associates annually worldwide. The Company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need. Additional information about Toys“R”Us, Inc. can be found on Toysrusinc.com. Follow Toys“R”Us, Babies“R”Us and FAO Schwarz on Facebook at Facebook.com/Toysrus, Facebook.com/Babiesrus and Facebook.com/FAO and on Twitter at Twitter.com/Toysrus and Twitter.com/Babiesrus.
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “project”, “forecast”, “foresee”, “outlook”, “believe,” “intend,” “will,” “may,” and similar words or phrases. These statements discuss, among other things, our strategy, store openings and renovations, capital spending, future financial or operational performance including profitable growth expectations, anticipated cost savings, results of restructurings, anticipated domestic or international developments, and other goals, targets and future occurrences and trends. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry and changes in our product distribution mix and distribution channels, seasonality of our business, changes in consumer preferences and consumer spending patterns, product safety issues including product recalls, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements, availability of adequate financing, changes in laws that impact our business, changes in employment legislation, our dependence on key vendors for our merchandise, costs of goods that we sell, labor costs, transportation costs, domestic and international events affecting the delivery of toys and other products to our stores, political and other developments associated with our international operations, existence of adverse litigation and other risks, uncertainties and factors set forth under Item 1A entitled “RISK FACTORS” of our Annual Report on Form 10-K and in our other reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

# # #
For more information please contact:

Kathleen Waugh, Vice President, Corporate Communications at 973-617-5888, 646-366-8823 or waughk@toysrus.com

Bruce Bishop, Vice President, Investor Relations at 973-617-5160 or Bruce.Bishop@toysrus.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(In millions)	October 29, 2011	October 30, 2010	October 29, 2011	October 30, 2010
Net sales	$2,700	$2,719	$7,984	$7,892
Cost of sales	1,714	1,732	4,995	5,002
Gross margin	986	987	2,989	2,890
Selling, general and administrative expenses	973	957	2,755	2,670
Depreciation and amortization	99	93	299	285
Other income, net	(11)	(1)	(31)	(30)
Total operating expenses	1,061	1,049	3,023	2,925
Operating loss	(75)	(62)	(34)	(35)
Interest expense	(106)	(158)	(346)	(403)
Interest income	2	2	6	5
Loss before income taxes	(179)	(218)	(374)	(433)
Income tax benefit	86	125	180	270
Net loss	(93)	(93)	(194)	(163)
Less: Net loss attributable to noncontrolling interest	—	—	—	1
Net loss attributable to Toys “R” Us, Inc.	$(93)	$(93)	$(194)	$(162)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	October 29, 2011	January 29, 2011	October 30, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$432	$1,013	$272
Accounts and other receivables	257	249	219
Merchandise inventories	3,626	2,104	3,425
Income tax receivable	251	6	266
Current deferred tax assets	110	107	97
Prepaid expenses and other current assets	168	145	184
Total current assets	4,844	3,624	4,463
Property and equipment, net	4,088	4,061	4,084
Goodwill	387	384	385
Deferred tax assets	213	215	162
Restricted cash	16	16	23
Other assets	557	532	524
Total Assets	$10,105	$8,832	$9,641

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$2,201	$1,560	$2,169
Accrued expenses and other current liabilities	837	903	819
Income taxes payable	41	57	29
Current portion of long-term debt	163	570	550
Total current liabilities	3,242	3,090	3,567
Long-term debt	5,947	4,718	5,409
Deferred tax liabilities	130	119	94
Deferred rent liabilities	327	310	305
Other non-current liabilities	249	252	269
Toys “R” Us, Inc. stockholders’ equity (deficit)	210	343	(3)
Total Liabilities and Stockholders' Equity (Deficit)	$10,105	$8,832	$9,641

Non-GAAP Disclosure of EBITDA and Adjusted EBITDA

We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors of the Company regularly request Adjusted EBITDA as a supplemental analytical measure to, and in conjunction with, the Company's GAAP financial data. We understand that investors use Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.

In addition, we believe that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. We use the non-GAAP financial measures for planning and forecasting and measuring results against the forecast and in certain cases we use similar measures for bonus targets for certain of our employees. Using several measures to evaluate the business allows us and investors to assess our relative performance against our competitors.

Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies, even in the same industry, may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. The Company does not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as measures of operating performance.

A reconciliation of Net loss attributable to Toys "R" Us, Inc. to EBITDA and Adjusted EBITDA is as follows:

	13 Weeks Ended		39 Weeks Ended
(In millions)	October 29, 2011	October 30, 2010	October 29, 2011	October 30, 2010
Net loss attributable to Toys "R" Us, Inc.	$(93)	$(93)	$(194)	$(162)

Add:
Income tax benefit	(86)	(125)	(180)	(270)
Interest expense, net	104	156	340	398
Depreciation and amortization	99	93	299	285
EBITDA	24	31	265	251

Adjustments:
Sponsor management and advisory fees (a)	5	4	15	14
Prior period lease accounting (b)	—	—	—	16
Certain legal and accounting transaction costs	—	—	4	—
Acquisition costs (c)	3	—	3	—
Property damage write-offs and repairs (d)	3	—	8	—
Compensation expense (e)	(1)	—	1	—
Litigation settlement expenses (f)	—	6	—	23
Other (g)	2	8	9	10
Adjusted EBITDA (h)	$36	$49	$305	$314

(a) Represents the fees paid to Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and Vornado Realty Trust (collectively, the "Sponsors") in accordance with the advisory agreement.
(b) Represents a non-cash cumulative correction of prior period lease accounting.
(c) Represents costs incurred in conjunction with the acquisition of 70% ownership interest in Toys (Labuan) Holding Limited from Li & Fung Retailing Limited.
(d) Represents the write-off of damaged assets and repairs from an earthquake and resulting tsunami that hit the Northeast coast of Japan, a store fire in Australia and other property losses which occurred domestically.
(e) Represents the incremental compensation expense (income) related to the fair market value remeasurement of existing liability awards.
(f) Litigation settlement expenses recorded for certain legal matters.
(g) Represents miscellaneous other charges consisting primarily of gains (losses) from property sales, store closure costs, certain litigation expenses, impairments, restructuring and certain severance which were not individually significant for separate disclosure. Commencing in fiscal 2011, we have revised our definition of Adjusted EBITDA to include certain severance and store closure costs and have therefore revised our prior year Adjusted EBITDA balance to include such expenses. For the thirteen weeks ended October 30, 2010, store closure costs were $3 million. For the thirty-nine weeks ended October 30, 2010, severance and store closure costs were $3 million and $4 million.
(h) Adjusted EBITDA is defined as EBITDA (earnings (loss) before net interest income (expense), income tax expense (benefit), depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company's actual operating performance. Although the nature of many of these income and expense items is recurring, we have historically excluded such impact from internal performance assessments. We believe that excluding items such as Sponsors' management and advisory fees, asset impairment charges, restructuring charges, impact of litigation, noncontrolling interest, gain (loss) on sale of properties and other charges, helps investors compare our operating performance with our results in prior periods. We believe it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between us and similar companies.